Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AmericanWest Bank 401(k) Retirement Savings Plan

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72834) of our report dated June 21, 2007, relating to the financial statements and schedules of AmericanWest Bank 401(k) Retirement Savings Plan appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Spokane, Washington

June 28, 2007